Exhibit 10.3
INDEMNIFICATION PRIORITY AGREEMENT
          THIS INDEMNIFICATION PRIORITY AGREEMENT (the “Agreement”) is made and entered into as of December 15 2008 between Minrad International, Inc., a Delaware corporation (including its predecessors, successors and assigns, the “Company”), and                                          (“Indemnitee”).
     WITNESSETH THAT:
     WHEREAS, Indemnitee serves as a member of the Board of Directors of the Company (the “Board”);
     WHEREAS, pursuant to the bylaws of the Company, as amended (the “Bylaws”) and the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”) the Indemnitee is entitled to indemnification from the Company in accordance with their terms;
     WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by                                          (together with its related persons, “                    ”) which Indemnitee and                            intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein and in the Certificate of Incorporation and Bylaws, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.
     NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director after the date hereof, the parties hereto agree as follows:
          Section 1. Indemnification Priorities. The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by                               and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent provided by the terms of the Certificate of Incorporation or Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 1. The Company and the Indemnitee further agree that nothing herein is intended to modify, expand, decrease or otherwise effect the rights or obligations of the parties with respect to the indemnification provisions of the Certificate of Incorporation or Bylaws, and this Agreement is intended only to establish the respective priorities of the obligations to indemnify between the Company and the Fund Indemnitors. The Indemnitee shall be deemed to have had the benefit of this Agreement commencing at the time that the Indemnitee first became a member of the Board.
          Section 2. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so with respect to any threatened, pending or completed action, suit (whenever brought), arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be entitled to indemnification under the Certificate of Incorporation or the Bylaws.
          Section 3. Enforcement.
          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.
          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
          Section 4. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
          Section 5. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
          Section 6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          Section 7. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          Section 8. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
SIGNATURE PAGE TO FOLLOW

          IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Priority Agreement on and as of the day and year first above written.

MINRAD INTERNATIONAL, INC.
By:
Name:
Title:

INDEMNITEE

Name: